Exhibit 99.3

Summary Unaudited Pro Forma Condensed Combined Financial Information of HGV and Diamond

On August 2, 2021, Hilton Grand Vacations Inc. (“HGV” or the “Company”) completed the previously announced acquisition of Diamond Resorts International, Inc. (the “Merger”).

The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) is presented to illustrate the estimated effects of the Merger, as further described in the notes to the unaudited pro forma condensed combined financial information appearing elsewhere in this Current Report on Form 8-K/A.

The summary pro forma data, which is preliminary in nature, has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this Current Report on Form 8-K/A and the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of each HGV, which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as filed with the SEC on July 29, 2021, and Diamond (as defined below), which are included as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The summary pro forma data has been presented in accordance with SEC Regulation S-X Article 11 for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been consummated as of the dates indicated. In addition, the summary pro forma data does not purport to project the future financial position or operating results of the combined company.

(in millions)	Six months ended June 30, 2021	Year ended December 31, 2020
Unaudited Pro Forma Combined Statement of Operations Data:
Total revenues	$1,207	$1,828
Total operating expenses	1,179	2,435
Loss before income taxes	(31)	(723)
Net loss	(31)	(580)
Basic loss per share	$(0.26)	$(4.87)
Diluted loss per share	(0.26)	(4.87)

(in millions)	June 30, 2021
Unaudited Pro Forma Combined Balance Sheet Data:
Cash and cash equivalents	$2,058
Timeshare financing receivables, net	1,622
Goodwill	710
Total assets	9,952
Debt, net	4,614
Non-recourse debt, net	1,348

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF

HGV AND DIAMOND

On August 2, 2021, HGV completed the previously announced acquisition of Diamond Resorts International, Inc. pursuant to the Agreement and Plan of Merger, dated as of March 10, 2021, as amended (the “Merger Agreement”), by and among HGV, Hilton Grand Vacations Borrower LLC, a Delaware limited liability company and a wholly-owned subsidiary of HGV (“HGV Borrower”), Dakota Holdings, Inc., a Delaware corporation (“Diamond”) that is controlled by investment funds and vehicles managed by affiliates of Apollo Global Management, Inc., and the stockholders of Diamond, pursuant to which Diamond merged with and into HGV Borrower (the “Merger”). Upon completion of the Merger, Diamond became an indirect wholly-owned subsidiary of HGV.

The unaudited pro forma condensed combined financial information includes the unaudited pro forma condensed combined statement of operations and the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statement of operations of HGV and Diamond for the year ended December 31, 2020 and the six months ended June 30, 2021, combine the historical consolidated statements of operations of HGV and Diamond, giving effect to the Merger and the related financing as if it had been completed on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021, combines the historical consolidated balance sheets of HGV and Diamond, giving effect to the Merger as if it had been completed on June 30, 2021.

The historical consolidated financial statements of Diamond have been adjusted to reflect certain reclassifications in order to align financial statement presentation.

The unaudited pro forma adjustments are based upon currently available information and assumptions that HGV’s management believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial information is for informational purposes only, is not intended to represent or to be indicative of actual results of operations or financial position of HGV or Diamond had the Merger been completed on the dates assumed, and should not be taken as indicative of future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma statement of operations for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma statements of operations and actual amounts.

In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with:

•

HGV’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, and unaudited condensed consolidated financial statements and related notes as of and for the six months ended June 30, 2021, which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 1, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as filed with the SEC on July 29, 2021, respectively; and

•

Diamond’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020, and unaudited condensed consolidated financial statements and related notes as of and for the six months ended June 30, 2021, which are included as Exhibits 99.2 and 99.1, respectively, to this Current Report on Form 8-K/A.

The historical financial statements have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are applicable to business combination accounting as required under generally accepted accounting principles in the United States (GAAP). The unaudited pro forma condensed combined financial information contained herein does not include integration costs or benefits from synergies that may result from the Merger.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with GAAP, with HGV considered the acquirer of Diamond. Accordingly, consideration paid or exchanged by HGV to complete the Merger with Diamond will generally be allocated to assets and liabilities of Diamond based on their fair values as of the date of completion of the Merger. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Diamond based on management’s best estimates of fair value. The actual purchase price allocation may vary based on final analyses of the fair value of the acquired assets, assumed liabilities, and changes in the acquired balances from operations up to through the actual closing of the Merger. These changes may result in material adjustments.

Some amounts do not match the Diamond historical financial statements due to rounding (refer to Note 4).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2021

(in millions)

	HGV Historical	Reclassified Diamond Historical Note 4	Transaction Accounting Adjustments Note 6			Pro Forma Combined
ASSETS
Cash and cash equivalents	$318	$335	$(625)	(a	)	$2,058
			2,155	(f	)
			(121)	(g	)
			(4)	(j	)
Restricted cash	1,462	163	(1,363)	(a	)	262
Accounts receivable, net of allowance for doubtful accounts	220	65	35	(i	)	320
Timeshare financing receivables, net	927	594	101	(c	)	1,622
			—	(e	)
Inventory	730	626	75	(c	)	1,431
Property and equipment, net	508	351	(33)	(c	)	826
Operating lease right-of-use assets, net	45	18				63
Investments in unconsolidated affiliates	57	—				57
Intangible assets, net	80	971	1,040	(c	)	2,091
Goodwill	—	882	(450)	(c	)	710
			278	(h	)
Land and infrastructure held for sale	41	—				41
Other assets	119	354	(2)	(c	)	471

TOTAL ASSETS	$4,507	$4,359	$1,086			$9,952

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$335	$456	$(34)	(d	)	$753
			(4)	(j	)
Advanced deposits	117	—				117
Debt, net	2,431	1,920	—	(c	)	4,614
			(1,906)	(d	)
			2,169	(f	)
Non-recourse debt, net	650	671	27	(c	)	1,348
Operating lease liabilities	59	19				78
Deferred revenues	372	185				557
Deferred income tax liabilities	147	384	278	(h	)	809

Total liabilities	4,111	3,635	530			8,276

Equity:
Preferred Stock	—	—				—
Common stock	1	1	(1)	(b	)	1
Additional paid-in capital	212	1,085	1,380	(a	)	1,592
			(1,085)	(b	)
Accumulated retained earnings (loss)	183	(362)	362	(b	)	83
			(14)	(f	)
			—	(e	)
			(121)	(g	)
			35	(i	)

Total equity	396	724	556			1,676

TOTAL LIABILITIES AND EQUITY	$4,507	$4,359	$1,086			$9,952

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2021

(in millions)

	HGV Historical	Reclassified Diamond Historical Note 4	Transaction Accounting Adjustments Note 6			Pro Forma Combined
Revenues
Sales of VOIs, net	$109	$241	$—	(ee	)	$350
Sales, marketing, brand and other fees	134	39				173
Financing	74	63	(12)	(cc	)	125
Resort and club management	93	142				235
Rental and ancillary services	86	118				204
Cost reimbursements	73	47				120

Total revenues	569	650	(12)			1,207

Expenses
Cost of VOI sales	24	36				60
Sales and marketing	198	161				359
Financing	24	31	—	(dd	)	46
			(9)	(jj	)
Resort and club management	19	36				55
Rental and ancillary services	67	151				218
General and administrative	80	91	—			171
Depreciation and amortization	23	58	—	(aa	)	116
			35	(bb	)
License fee expense	33	—				33
Impairment expense	1	—				1

Cost reimbursements	73	47				120

Total operating expenses	542	611	26			1,179
Interest expense	(32)	(81)				(63)
			52	(ff	)
			(2)	(ll	)
Equity in earnings from unconsolidated affiliates	6	—				6
Other loss, net	(2)	—				(2)

(Loss) income before income taxes	(1)	(42)	12			(31)
Income tax benefit (expense)	3	—	(3)	(kk	)	0

Net (loss) income	$2	$(42)	$9			$(31)

Earnings (loss) per share
Basic	$0.02	$(0.39)		(ii	)	$(0.26)
Diluted	$0.02	$(0.39)		(ii	)	$(0.26)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2020

(in millions)

	HGV Historical	Reclassified Diamond Historical Note 4	Transaction Accounting Adjustments Note 6		Pro Forma Combined
Revenues
Sales of VOIs, net	$108	$248	$—	(ee)	$356
Sales, marketing, brand and other fees	221	59			280
Financing	165	126	(30)	(cc)	261
Resort and club management	166	291			457
Rental and ancillary services	97	151			248
Cost reimbursements	137	89			226

Total revenues	894	964	(30)		1,828

Expenses
Cost of VOI sales	28	12			40
Sales and marketing	381	251			632
Financing	53	63	—	(dd)	96
			(20)	(jj)
Resort and club management	36	67	—	(hh)	103
Rental and ancillary services	107	253			360
General and administrative	92	155	121	(gg)	370
			2	(hh)
Depreciation and amortization	45	117	—	(aa)	231
			69	(bb)
License fee expense	51	—			51
Impairment expense	209	117			326

Cost reimbursements	137	89			226

Total operating expenses	1,139	1,124	172		2,435
Interest expense	(43)	(174)			(124)
			85	(ff)
			8	(ll)
Equity in earnings from unconsolidated affiliates	5	—			5
Other gain, net	3	—			3

(Loss) income before income taxes	(280)	(334)	(109)		(723)
Income tax benefit (expense)	79	49	15	(kk)	143

Net (loss) income	$(201)	$(285)	$(94)		$(580)

Loss per share
Basic	$(2.36)	$(2.68)		(ii)	$(4.87)
Diluted	$(2.36)	$(2.68)		(ii)	$(4.87)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in millions, except share and per share data)

1.	Description of the Merger and Basis of Pro Forma Presentation

On August 2, 2021, HGV completed the previously announced acquisition of Diamond pursuant to the Merger Agreement. Pursuant to Merger Agreement, Diamond merged with and into HGV Borrower and, upon completion of the Merger, Diamond became an indirect wholly-owned subsidiary of HGV. In connection with the Merger, each share of Diamond common stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into and exchanged for the right to receive a number of shares of HGV’s common stock and/or cash in lieu of any fractional shares of HGV’s common stock, calculated in the manner set forth in the Merger Agreement and allocated among the various sellers based on their respective ownership interests in Diamond in accordance with the Merger Agreement.

Certain reclassifications have been made in order to align historical presentation of Diamond to HGV. Refer to Note 4 for these reclassification adjustments.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and HGV is considered the accounting acquirer. The acquisition method of accounting, based on ASC 805, Business Combinations (“ASC 805”), uses the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in alternative estimates using the same facts and circumstances. ASC 805 requires that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the date of completion of the Merger, with any excess purchase price allocated to goodwill. Refer to Note 3.

The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition are based on valuations and assumptions of HGV. HGV will continue to finalize the valuations of the assets acquired and liabilities assumed, which will be recorded upon (and, if necessary, after) the closing of the Merger. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the valuation analyses, and that change may be material.

For the purposes of preparing the pro forma financial statements, HGV has conducted a preliminary review of Diamond’s accounting policies to identify significant differences. Upon consummation of the Merger, HGV began conducting an additional review of Diamond’s accounting policies to determine if differences in accounting policies or financial statement classification exist that may require adjustments to or reclassification of Diamond’s results of operations, assets or liabilities to conform to HGV’s accounting policies and classifications. As a result of that review, differences may be identified that, when conformed, could have a material impact on the pro forma financial statements.

2.	Consideration Transferred

The following table presents the fair value of the consideration transferred for the Merger (in millions, except per share amounts).

HGV Shares Issued (1)	33,925,901
Stock Price per Share (2)	$40.67

Stock Purchase Price	$1,380

Repayment of Diamond Debt (3)	$1,988

Total Consideration Transferred	$3,368

(1)	HGV shares issued is based on a fixed base purchase price quantity of shares, reduced by certain closing leakage and excluded liabilities as defined in the Merger Agreement.
(2)	Stock price is the closing price of HGV stock on July 30, 2021.
(3)	This reflects the balance of Diamond’s debt to be repaid as of June 30, 2021, as well as $34 million of accrued interest. Refer to Note 5 below for more information about debt repayment.

3.	Preliminary Fair Values of Assets Acquired and Liabilities Assumed

The following table presents fair values of the assets that we acquired and the liabilities that we assumed (in millions) as of June 30, 2021(1). Our valuations are based on the information that was available as of the date of this filing. As discussed in Note 1 herein, allocation will be subject to further refinement and may result in material changes. These changes will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified.

Assets acquired
Cash and cash equivalents	$335
Restricted cash	163
Accounts receivable, net of allowance for doubtful accounts	65
Timeshare financing receivables	695
Inventory	701
Property and equipment	318
Operating lease right-of-use assets	18
Intangible assets	2,011
Other assets	352

Total assets acquired	$4,658
Liabilities assumed
Accounts payable, accrued expenses and other	422
Debt	14
Non-recourse debt	698
Operating lease liabilities	19
Deferred revenues	185
Deferred income tax liabilities	384

Total liabilities assumed	$1,722
Net assets acquired	$2,936

Total consideration transferred	$3,368

Goodwill (2)	$432

(1)	The allocation of assets and liabilities was performed in accordance with ASC 805, Business Combinations, utilizing the definition of fair value as defined in ASC 820, Fair Value Measurement.
(2)	Excludes tax effects; refer to Note 6(h).

The following shows a breakdown of the preliminary fair value of Intangible assets and the estimated remaining useful lives as of June 30, 2021:

	Estimated Remaining Useful Life	Fair Value (In millions)
Trade name	1 year	$19
Management contracts	16 to 19 years	1,337
Club member relationships	9 to 10 years	143
Vacation ownership relationships	4 to 5 years	512

Intangible Assets		$2,011

Each intangible asset was valued utilizing forms of the income approach, with the trade name being valued utilizing a relief-from-royalty method and the other intangible assets utilizing multi-period excess earnings methods. The key assumptions in the relief-from-royalty method include the projection period, royalty rate, and discount rate. The key assumptions in the multi-period excess earnings method include the projection period, revenue from existing contracts/relationships, contributory asset charges, and discount rate.

4.	Reclassification Adjustments

The classification of certain balance sheet items presented by Diamond under GAAP has been adjusted to align with the presentation used post-Merger by HGV under GAAP, as shown below (in millions). Some amounts do not match the Diamond historical financial statements due to rounding.

BALANCE SHEET RECLASSIFICATION ADJUSTMENTS

June 30, 2021

(in millions)

	Diamond Historical	Reclassification Adjustments	Diamond Reclassified
Assets
Cash and cash equivalents	$335	$—	$335
Cash in escrow and restricted cash	163	(163)	—
Restricted cash	—	163	163
Vacation Interests notes receivable, net	597	(597)	—
Due from related parties, net	19	(19)	—
Other receivables, net	42	(42)	—
Income tax receivable, net	4	(4)	—
Accounts receivable, net of allowance for doubtful accounts	—	65	65
Timeshare financing receivables, net	—	594	594
Unsold Vacation Interests	626	(626)	—
Inventory	—	626	626
Property and equipment, net	351	—	351
Prepaid expenses and other assets	368	(368)	—
Operating lease right-of-use assets, net	—	18	18
Other intangible assets, net	971	(971)	—
Intangible assets, net	—	971	971
Goodwill	882	—	882
Assets held for sale	—	—	—
Deferred tax asset	1	(1)	—
Other assets	—	354	354

Total assets	4,359	—	4,359

Liabilities and Equity
Accounts payable	$29	$(29)	$—
Due to related parties, net	177	(177)	—
Accrued liabilities	269	(269)	—
Income taxes payable	—	—	—
Accounts payable, accrued expenses, and other	—	456	456
Corporate indebtedness, net	1,920	(1,920)	—
Debt, net	—	1,920	1,920
Securitization notes and Funding Facilities, net	671	(671)	—
Non-recourse debt, net	—	671	671
Operating lease liabilities	—	19	19
Deferred income taxes, net	384	(384)	—
Deferred revenues	185	—	185
Deferred income tax liabilities	—	384	384

Total liabilities	3,635	—	3,635

Equity
Preferred stock	—	—	—
Common stock	1	—	1
Additional paid-in capital	1,081	4	1,085
Accumulated other comprehensive income	4	(4)	—
Accumulated loss	(362)	362
Accumulated retained earnings	—	(362)	(362)

Total equity	724	—	724

Total liabilities and equity	$4,359	$—	$4,359

Similarly, the classification of certain items in the statement of operations presented by Diamond under GAAP have been adjusted to align with the presentation used post-Merger by HGV under GAAP, as shown below (in millions). Some amounts do not match the Diamond historical financial statements due to rounding.

INCOME STATEMENT RECLASSIFICATION ADJUSTMENTS

Six Months Ended June 30, 2021

(in millions)

	Diamond Historical	Reclassification Adjustments			Diamond Reclassified
Revenues
Vacation Interests sales, net of provision	$242	$(242)			$—
Sales of VOIs, net	—	241			241
Sales, marketing, brand and other fees	—	39			39
Financing	—	63			63
Consumer financing interest	51	(51)			—
Resort and club management	—	142			142
Management and member services	203	(203)	(a	)	—
Rental and ancillary services	—	118			118
Other	31	(31)	(b	)	—
Cost reimbursements	—	47			47

Total revenues	527	123			650

Expenses
Vacation interests cost of sales	36	(36)			—
Cost of VOI sales	—	36			36
Advertising, sales and marketing	149	(149)			—
Vacation Interests carrying cost, net	30	(30)	(c	)	—
Management and member services	93	(93)	(d	)	—
Sales and marketing	—	161			161
Financing	—	31			31
Loan portfolio	15	(15)			—
Resort and club management	—	36			36
Rental and ancillary services	—	151			151
General and administrative	91	—			91
Depreciation and amortization	58	—			58
Goodwill impairment	—	—			—
Other impairments and write-offs	—	—			—
Impairment expense	—	—			—
Consumer financing interest	16	(16)			—
Gain on disposal of assets, net	—	—			—
Cost reimbursements	—	47			47

Total operating expenses	488	123			611

Interest income	—	—			—
Corporate indebtedness interest expense	81	(81)			—
Interest expense	—	81			81
Other (gain) loss, net	—	—			—
Loss on extinguishment of debt	—	—			—

Loss before income taxes	(42)	—			(42)
Income tax benefit	—	—			—
Benefit for income taxes	—	—			—

Net loss	$(42)	$—			$(42)

(a)

Management and member services revenue was reclassified into the following financial statement line items: (i) Resort and club management revenue, (ii) Rental and ancillary revenue, and (iii) Cost reimbursement revenue.

(b)

Other revenue was reclassified into the following financial statement line items: (i) Sale of VOIs, (ii) Sales, marketing, and brand revenue, (iii) Financing revenue, (iv) Resort and club management revenue, and (v) Rental and ancillary revenue.

(c)

Vacation interests carrying cost was reclassified into the following financial statement line items: (i) Sales, marketing, brand and other fees, (ii) Rental and ancillary revenue, (iii) Sales and marketing expense, and (iv) Rental and ancillary expense.

(d)

Management and member services expense was reclassified into the following financial statement line items: (i) Resort and club management expenses, (ii) Rental and ancillary expense, and (iii) Cost reimbursement expense.

INCOME STATEMENT RECLASSIFICATION ADJUSTMENTS

Year Ended December 31, 2020

(in millions)

	Diamond Historical	Reclassification Adjustments			Diamond Reclassified
Revenues
Vacation Interests sales, net of provision	$246	$(246)			$—
Sales of VOIs, net	—	248			248
Sales, marketing, brand and other fees	—	59			59
Financing	—	126			126
Consumer financing interest	104	(104)			—
Resort and club management	—	291			291
Management and member services	385	(385)	(a	)	—
Rental and ancillary services	—	151			151
Other	53	(53)	(b	)	—
Cost reimbursements	—	89			89

Total revenues	788	176			964

Expenses
Vacation interests cost of sales	12	(12)			—
Cost of VOI sales	—	12			12
Advertising, sales and marketing	233	(233)			—
Vacation Interests carrying cost, net	80	(80)	(c	)	—
Management and member services	173	(173)	(d	)	—
Sales and marketing	—	251			251
Financing	—	63			63
Loan portfolio	28	(28)			—
Resort and club management	—	67			67
Rental and ancillary services	—	253			253
General and administrative	155	—			155
Depreciation and amortization	117	—			117
Goodwill impairment	103	(103)			—
Other impairments and write-offs	14	(14)			—
Impairment expense	—	117			117
Consumer financing interest	35	(35)			—
Gain on disposal of assets, net	—	—			—
Cost reimbursements	—	89			89

Total operating expenses	950	174			1,124

Interest income	(2)	2			—
Corporate indebtedness interest expense	174	(174)			—
Interest expense	—	174			174
Other (gain) loss, net	—	—			—
Loss on extinguishment of debt	—	—			—

Loss before income taxes	(334)	—			(334)
Income tax benefit	—	49			49
Benefit for income taxes	(49)	49			—

Net loss	$(285)	$—			$(285)

(a)

Management and member services revenue was reclassified into the following financial statement line items: (i) Resort and club management revenue, (ii) Rental and ancillary revenue, and (iii) Cost reimbursement revenue.

(b)

Other revenue was reclassified into the following financial statement line items: (i) Sale of VOIs, (ii) Sales, marketing, and brand revenue, (iii) Financing revenue, (iv) Resort and club management revenue, and (v) Rental and ancillary revenue.

(c)

Vacation interests carrying cost was reclassified into the following financial statement line items: (i) Sales, marketing, brand and other fees, (ii) Rental and ancillary revenue, (iii) Sales and marketing expense, and (iv) Rental and ancillary expense.

(d)

Management and member services expense was reclassified into the following financial statement line items: (i) Resort and club management expenses, (ii) Rental and ancillary expense, and (iii) Cost reimbursement expense.

5.	Financing

In connection with the Merger, HGV obtained a financing commitment to provide a new $1.3 billion seven-year senior secured term loan facility, a financing commitment for a new $675 million senior unsecured bridge loan facility, and “back-stop” commitments to amend its existing revolving credit facility to an $800 million capacity. On June 4, 2021, HGV issued $850 million of 5.000% senior unsecured notes due 2029. In addition, HGV issued $500 million of 4.875% senior unsecured notes due 2031, on June 14, 2021 (together with the term loan facility, the amended revolving facility, and the June 4, 2021 note issuance, the “financing”). The Company terminated its committed bridge facility with its lenders following the issuance of the $850 million senior unsecured notes. The financing is depicted in the pro forma statement of operations as outstanding for the entire period.

HGV used the entire net proceeds from the financing to repay Diamond’s senior facilities, first lien notes and senior notes in full at closing. This repayment is included in consideration transferred in Note 2. As all such first lien notes and senior notes are being repaid in full, no preliminary fair value adjustment is required. HGV intends to assume $26 million in other Diamond indebtedness; this debt is recognized at its fair value as part of the liabilities assumed in Note 3, for which no preliminary fair value adjustment was required.

In addition, using the financing described above, HGV intends to pay down HGV’s existing revolver, term loan, and senior notes.

6.	Transaction Accounting Adjustments

Pro Forma Balance Sheet Adjustments

a.	Reflect the consideration transferred to acquire Diamond; refer to Note 2.

b.	Remove the historical equity balances of Diamond.

c.	Reflect preliminary fair value adjustments to acquired assets and liabilities and recognize goodwill; refer to Note 3 for preliminary fair values.

d.	Reflect repayment of Diamond debt as follows:

June 30, 2021 (In millions)
Repayment of principal(1)(2)	$(1,954)
Repayment of accrued interest(1)(3)	(34)
Derecognition of unamortized debt issuance costs(2)	48

(1)	Offset to Cash and cash equivalents. Refer to adjustment (a).
(2)	Adjustment to Debt, net
(3)	Adjustment to Accounts payable, accrued expenses and other

e.

Timeshare financing receivables are in scope of ASC 326, Financial Instruments – Credit Losses (“ASC 326” or “CECL”) which includes guidance on purchased financial assets with credit deterioration (“PCD”). CECL requires recognition of an allowance at the closing of the Merger for any purchased credit deteriorated (“PCD”) loans from the Diamond loan portfolio. CECL also requires an additional allowance for non-PCD loans from the Diamond portfolio which will be recognized through the income statement of HGV following the closing of the Merger. HGV is continuing to evaluate the loan detail of the acquired Diamond timeshare financing receivables as well as the change in credit environment and credit quality since origination of those assets; this evaluation impacts the determination of which acquired timeshare financing receivables have experienced credit deterioration and are considered PCD. The impact of this analysis on our pro forma financial statements could be material.

f.

Reflect financing obtained by HGV, including the term loan facility, the notes, and a draw of the revolving credit facility, net of debt issuance costs, to fund the repayment of certain existing indebtedness of HGV and Diamond, as follows:

June 30, 2021 (In millions)
Notes, term facility and amended revolving facility	$2,920
Repayment of HGV existing revolver, term loan, and senior notes	(705)
Debt issuance costs	(46)

$2,169

g.	Reflect transaction costs.

h.

Record an increase to deferred tax liabilities based on the blended foreign, federal, and state statutory rate of approximately 24% multiplied by the fair value adjustments related to the assets acquired and liabilities assumed. Deferred taxes relating to goodwill for prior Diamond acquisitions and repaid debt have also been removed from the pro forma financial statements.

i.	Record the reduction in income taxes currently payable to reflect the tax impact of pro forma adjustments made to non-recurring transaction costs.

j.	Record the settlement of the interest rate swap related to the variable rate Diamond debt that is repaid.

Pro Forma Income Statement Adjustments

aa.	Reflect incremental depreciation expense related to the fair value adjustment on property and equipment based on the remaining useful life.

bb.	Reflect incremental amortization of acquired intangible assets.

cc.

Decrease financing revenue related to the accretion of the discount related to net fair value adjustments on timeshare financing receivables, based on the weighted average remaining life, excluding the impact of prepayments.

dd.	Decrease financing expense related to the amortization of the premium related to net fair value adjustment on warehouse funding facilities based on the weighted average remaining life.

ee.

As discussed in (d), timeshare financing receivables are in scope of ASC 326, including the guidance on purchased financial assets with credit deterioration. HGV is continuing to evaluate the loan detail of the acquired Diamond timeshare financing receivables as well as the change in credit environment and credit quality since origination of those assets; this evaluation impacts the determination of which acquired timeshare financing receivables have experienced credit deterioration and are considered PCD. The impact of this analysis on our financial statements could be material.

ff.

Recognize a net reduction of interest expense related to the financing obtained by HGV for the transaction, as follows. The pro forma interest expense for the term facility and the amended revolving facility is based on the variable interest rates specified in the Commitment Letter (Exhibit 10.1 to Form 8-K dated March 11, 2020) and for the notes is based on the fixed interest rate received under the debt offering. The weighted average interest rate for pro forma purposes on the notes, term facility and amended revolving facility is 4.12%. A change in the interest rate by 1/8% (12.5 basis points) is not expected to be material. Finally, in connection with the bridge loan, an increase in interest expense was recognized on consummation of the transaction related to loan commitment and funding fees, as such amounts will still be incurred by HGV, despite the bridge loan facility being terminated.

(In millions)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Remove historical interest expense associated with Diamond debt repaid	$81	$165
Remove historical interest expense associated with HGV debt repaid	31	41
Interest expense on the notes, term facility and amended revolving facility, net	(60)	(121)
Loan commitment and funding fees on bridge loan	—	—

	$52	$85

gg.	Reflect transaction costs.

hh.	Recognize employee compensation arrangements.

ii.

Adjust HGV shares outstanding as of the year ended December 31, 2020 and the six months ended June 30, 2021, for the transaction and calculate pro forma earnings per share as follows. Given that the combined entity is operating at a net loss, an adjustment for dilution was not required.

(In millions, except share and per share amounts)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma net loss attributable to common shareholders	$(31)	$(580)
Basic weighted average HGV shares outstanding	85,752,632	85,205,012
Diamond shares converted to HGV shares	33,925,901	33,925,901

Pro forma basic weighted average shares outstanding	119,678,533	119,130,913

Pro forma basic loss per share	$(0.26)	$(4.87)

jj.	Decrease financing expense related to the amortization of the premium related to net fair value adjustment on securitizations based on the average remaining life.

kk.

Record the income tax effect of the pro forma adjustments, based on a blended foreign, federal, and state statutory rate of approximately 24%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-acquisition activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

ll.	Adjust interest expense for settlement of Diamond interest rate swap related to the variable rate Diamond debt that is repaid.